UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2009
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 2.02. Results of Operations and Financial Condition.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Attached as Exhibit 99.1 and incorporated by reference into this Item 2.02 is a copy of a press release issued by PepsiCo, Inc. (“PepsiCo”), dated April 20, 2009, reporting PepsiCo’s financial results for the 12 weeks ended March 21, 2009.
Item 8.01. Other Events.
On April 20, 2009, PepsiCo issued a press release announcing a proposal to acquire the outstanding shares of PepsiAmericas, Inc. (“PAS”) and The Pepsi Bottling Group, Inc. (“PBG”) that are not owned by PepsiCo. The proposal was communicated on April 19, 2009 in separate letters from Indra K. Nooyi, Chairman of the Board and Chief Executive Officer of PepsiCo, to the Boards of Directors of PAS and PBG. The press release announcing the proposal, including the full text of the proposal letters delivered to PAS and PBG, is attached as Exhibit 99.2 to this Current Report and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by PepsiCo, Inc., dated April 20, 2009, reporting PepsiCo’s financial results for the 12 weeks ended March 21, 2009.
99.2	Press Release issued by PepsiCo, Inc., dated April 20, 2009, announcing a proposal to acquire the outstanding shares of PAS and PBG.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: April 20, 2009	By:	/s/ Thomas H. Tamoney, Jr.
	Name:	Thomas H. Tamoney, Jr.
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	PepsiCo, Inc. press release, dated April 20, 2009, reporting PepsiCo’s financial results for the 12 weeks ended March 21, 2009.

99.2	PepsiCo, Inc. press release, dated April 20, 2009, announcing a proposal to acquire the outstanding shares of PAS and PBG.